Exhibit 99.6

Energy Transfer Crude Oil Company, LLC

Consolidated Financial Statements
As of and for the Years Ended December 31, 2016 and 2015

Exhibit 99.6

Energy Transfer Crude Oil Company, LLC

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Managers
Energy Transfer Crude Oil Company, LLC

We have audited the accompanying consolidated financial statements of Energy Transfer Crude Oil Company, LLC (a Delaware limited liability company) and subsidiary, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Energy Transfer Crude Oil Company, LLC and subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Dallas, Texas
February 24, 2017

Energy Transfer Crude Oil Company, LLC
Consolidated Balance Sheets
December 31,
(Dollars in thousands)

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,446	$67,052
Accounts receivable	4,426	21,797
Materials and supplies	4,223	—
Total current assets	10,095	88,849

Property, plant and equipment	684,137	363,876
Accumulated depreciation	(52)	—
Property, plant and equipment, net	684,085	363,876

Other long-term assets	850	—
Total assets	$695,030	$452,725

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$838	$1,367
Accounts payable to affiliate	10,796	10,772
Accrued interest	297	—
Accrued and other current liabilities	34,609	23,164
Total current liabilities	46,540	35,303

Long-term debt	111,433	—
Affiliate notes payable	22,000	—

Commitments and contingencies

Members’ equity	515,057	417,422
Total liabilities and members’ equity	$695,030	$452,725

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statements of Operations
For the Years Ended December 31,
(Dollars in thousands)

	2016	2015

Revenues	$—	$—

Operating expenses	10	—
General and administrative expenses	76	—
Depreciation expense	50	—
Total expenses	136	—

Operating income	(136)	—

Interest income	29	—
Other income (expense)	4	—
Loss before income tax expense	(103)	—

Income tax expense	1	—

Net loss	$(104)	$—

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statements of Members’ Equity
For the Years Ended December 31, 2016 and 2015
(Dollars in thousands)

	ETCO Holdings LLC	Phillips 66 ETCO Holdings LLC	Total
Balance, December 31, 2014	$101,050	$33,683	$134,733
Contributions from members	212,017	70,672	282,689
Balance, December 31, 2015	313,067	104,355	417,422
Net loss	(78)	(26)	(104)
Contributions from members	73,304	24,435	97,739
Balance, December 31, 2016	$386,293	$128,764	$515,057

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statements of Cash Flows
For the Years Ended December 31,
(Dollars in thousands)

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(104)	$—
Reconciliation of net income to cash used in operations:
Depreciation	50	—
Changes in operating assets and liabilities:
Other long-term assets	(850)	—
Accounts payable	8	—
Net cash used in operating activities	(896)	—

INVESTING ACTIVITIES:
Capital expenditures	(295,640)	(242,239)
Receivable from affiliate for capital cost reimbursement	—	(13,549)
Net cash used in investing activities	(295,640)	(255,788)

FINANCING ACTIVITIES:
Contributions from members	97,739	284,302
Proceeds from long-term debt issuance	112,983	—
Debt issuance costs	(1,792)	—
Borrowing from affiliates	94,545	—
Repayments to affiliates	(72,545)	—
Net cash provided by financing activities	230,930	284,302

Increase in cash and cash equivalents	(65,606)	28,514
Cash and cash equivalents, beginning of period	67,052	38,538
Cash and cash equivalents, end of period	$1,446	$67,052

Supplemental cash flow information:
Accrued capital expenditures	$41,800	$59,792
Cash paid for interest	1,389	—
Non-cash contributions from members	—	1,613

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Notes to Consolidated Financial Statements

1.	Business and Organization:

Business

The consolidated financial statements presented herein reflect the results of Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company formed on September 4, 2012, and its wholly-owned subsidiary, Eastern Gulf Crude Access, LLC, a Delaware limited liability company formed on September 25, 2012 (collectively the "Company"). Since
October 15, 2014, the Company is owned 75% by ETCO Holdings LLC (“Holdings”) and 25% by Phillips 66 ETCO Holdings LLC, a subsidiary of Phillips 66 (“Phillips 66”). Holdings is wholly owned by Bakken Pipeline Investments LLC, which is wholly owned by Bakken Holdings Company LLC ("Bakken Holdings"). Bakken Holdings is owned 60% by Energy Transfer Partners, L.P. ("ETP") and 40% by Sunoco Logistics Partners L.P. ("SXL"). On August 2, 2016, Bakken Holdings agreed to sell a 49% interest in Bakken Pipeline Investments LLC, which indirectly owns a 75% interest in the Company and its affiliate Dakota Access LLC ("DAPL"), to MarEn Bakken Company LLC, an entity jointly owned by Marathon Petroleum Corporation and Enbridge Energy Partners, L.P. for $2.00 billion in cash. This transaction closed in February 2017.

The Company is currently developing the Energy Transfer Crude Oil Pipeline (“ETCOP”), which is expected to begin commercial operations in the second quarter of 2017.

The Company, together with DAPL, forms the Bakken Pipeline project. Based on contractual commitments to date, DAPL anticipates having capacity to deliver in excess of 450,000 barrels per day of crude oil from the Bakken/Three Forks production area in North Dakota to market centers in the Midwest and access to ETCOP. DAPL will provide shippers with access to Midwestern refineries, and the Gulf Coast market through an interconnection in Patoka, Illinois with ETCOP.

Organization

The Company is operated under the terms of its limited liability company agreement. Under the terms of this agreement, the Company is managed by a board consisting of one board member appointed by each of Holdings and Phillips 66.

2.	Summary of Significant Accounting Policies:

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of all controlled subsidiaries after the elimination of all intercompany accounts and transactions.

Management has evaluated subsequent events that occurred through February 24, 2017, the date the consolidated financial statements were available to be issued. Any material subsequent events that occurred through this date have been properly recognized or disclosed in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include investments with original maturities of three months or less. As of December 31, 2016, the Company held cash in amounts greater than federally insured limits.

Property, Plant and Equipment

Property, plant and equipment are carried at cost or at the fair value of the assets as of the acquisition date. The Company capitalizes all costs related to the construction of assets, including interest. Depreciation for financial reporting purposes is computed by the straight-line method over the estimated useful asset lives.

The Company assesses property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is assessed by comparing the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts exceed the estimated fair value of the asset. No impairment was recorded for the years ended December 31, 2016 or 2015.

Income Tax

The Company is a limited liability company that has elected to be treated as a partnership for income tax purposes. Accordingly, no provision for federal or state income taxes has been recorded in the consolidated financial statements of the Company and the tax effects of the Company’s activities generally accrue to the members.

3.	Property, Plant and Equipment:

Property, plant and equipment consist of the following:

	December 31,
	2016	2015
	(Dollars in thousands)
Other	$166	$—
Construction work in progress	683,971	363,876
Property, plant and equipment	$684,137	$363,876

The Company recorded $50,312 and $0 of depreciation expense for the years ended December 31, 2016 and 2015, respectively.

4.	Accrued and Other Current Liabilities:

Accrued and other current liabilities consist primarily of accrued capital expenditures as of December 31, 2016 and 2015.

5.	Other Long-Term Assets:

On September 17, 2012, the Company signed an option agreement for $70.00 million to purchase certain natural gas pipelines and facilities, along with certain easements and other property rights from Trunkline Gas Company, LLC (“TGC”), an affiliated company, which was exercised in June 2015. The Company developed plans to convert existing pipeline assets from natural gas transportation to crude oil transportation. These plans included the acquisition of certain pipeline assets of TGC, which were operating in natural gas services. In December of 2015, a portion of the pipeline and facilities were delivered and title was transferred to the Company and therefore recognized in construction work in progress.

6.	Related Party Transactions:

ETP is the operator of the Company; therefore, the employees of ETP perform services for its operations. The Company reimburses ETP for all costs related to these employees. ETP has an agreement to provide the Company with various general and administrative services. All services provided by ETP through December 31, 2016 have related to construction management, and accordingly, those costs have been capitalized.

The Company had accounts receivable and payable to affiliates of $4,425,763 and $10,795,925, respectively, as of December 31, 2016 and $21,796,827 and $10,772,369, respectively, as of December 31, 2015, the majority of which related to reimbursements for construction costs.

In September 2016, Holdings and Phillips 66 entered into a member loan agreement with the Company, whereby Holdings and Phillips 66 agreed to provide the Company construction contributions in the form of affiliate notes rather than capital contributions, which may not exceed $75.95 million. These member loans are intended to be repaid with the remaining $1.40 billion of borrowing capacity under the credit facility. At December 31, 2016, the Company had $22.00 million of outstanding affiliate notes payable. Under the terms of the note agreement, these notes accrue interest at 2.42% which is payable at the stated maturity date of the notes, September 22, 2018. For the year ended December 31, 2016, the Company incurred $301,048 of interest expense on the affiliate notes, which has been capitalized as construction costs.

7.	Long-Term Debt:

In August 2016, the Bakken Pipeline project, which consists of the Company and DAPL, entered into project-level financing which consists of a $2.50 billion credit facility. The $2.50 billion credit facility is anticipated to provide substantially all of the remaining capital necessary to complete the projects; however, the credit agreement stipulates that only $1.10 billion of funding shall be available until the Bakken Pipeline project has obtained all required permits from the applicable governmental authority.

As of December 31, 2016, $1.10 billion was outstanding under this credit facility of which $112.98 million relates to the Company and $987.02 million relates to DAPL. The Company's carrying balance as of December 31, 2016 is net of $1,550,185 of unamortized debt fees. For the year ended December 31, 2016, the Company amortized $242,216, which has been capitalized as construction costs.

Holdings and Phillips 66 have agreed to guarantee, based on their proportional ownership of the Company and DAPL, up to $1.10 billion in aggregate borrowings under the credit facility through a contingent equity contribution agreement. Upon receipt of all required permits and associated easements, this amount will be reduced to approximately $230.00 million.

The outstanding balance under the credit facility bears interest at a margin plus the applicable elected market rate as determined by the administrative agent. The applicable margin shall range from 0.50% to 0.75% for base rate loans and from 1.50% to 1.75% for Eurodollar loans. The weighted average interest rate on the total amounts outstanding under the credit facility was 2.13% as of December 31, 2016. For the year ended December 31, 2016, the Company incurred $1,285,808 of interest expense on the credit facility, which has been capitalized as construction costs.

The Company must pay a commitment fee of 0.525% per annum of the outstanding commitment, whether used or unused, and a duration fee ranging from 0.25% to 0.60% of the aggregate principal outstanding on the duration fee payment date, which occur on the 12-month, 18-month, 24-month and 30-month anniversaries of the closing date. These fees are included in interest expense, which have been capitalized as construction costs.

As of December 31, 2016, the aggregate fair value the Company's long-term debt was $112.98 million. Long-term debt comprises borrowings under which interest accrues under a floating interest rate structure that the Company believes to represent market conditions. Accordingly, the outstanding balance approximates fair value.

8.	Commitments and Contingencies:

The Company may be subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to any such actions will not materially affect the Company’s financial position or results of operations.